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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 22, 2002


                          CHARTER COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

             000-27927                                43-1857213
      (Commission File Number)         (Federal Employer Identification Number)

      12405 Powerscourt Drive
       St. Louis, Missouri                              63131
(Address of Principal Executive Offices)              (Zip Code)

                                 (314) 965-0555
              (Registrant's telephone number, including area code)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Effective April 22, 2002, the Board of Directors of Charter Communications, Inc. (the "Company") dismissed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants and engaged KPMG LLP ("KPMG") to serve as the Company's independent public accountants for the fiscal year 2002, in accordance with the recommendation of the Board's Audit Committee.

         Arthur Andersen's audit reports on the Company's consolidated financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through April 22, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company's consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen's letter, dated April 26, 2002, stating its agreement with such statements.

         In the years ended December 31, 2001 and 2000 and through April 22, 2002, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On April 10, 2001, Interlink Communications Partners, LLC, Rifkin Acquisition Partners, LLC and Charter Communications Entertainment I, LLC, each an indirect, wholly-owned subsidiary of Charter Communications Holdings, LLC, purchased the assets of certain Illinois systems serving approximately 21,387 customers for a cash sale price of $48,293,000, subject to certain closing adjustments. These assets were acquired from Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P. and Enstar Cable of Macoupin County pursuant to the terms of a purchase agreement entered into in August 2001. Enstar Communications Corporation, a direct subsidiary of Charter Communications Holding Company, is the general partner of each of the selling Enstar limited partnerships. It is expected that an additional acquisition of approximately 6,513 customers in Illinois will be acquired from Enstar Income Program II-1, L.P., for which Enstar Communications Corporation is the general partner, for a purchase price of $14,707,000, subject to certain closing adjustments, with this additional acquisition anticipated to close in the third quarter of 2002.
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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits

             16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 26, 2002.*


             * filed herewith
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CHARTER COMMUNICATIONS, INC.
                             registrant


                             By: /s/ KENT D. KALKWARF
                                 --------------------
                             Name:  Kent D. Kalkwarf
                             Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)


Dated:  April 26, 2002
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                                  EXHIBIT INDEX
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
Exhibit
Number   Description
16.1     Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 26, 2002.
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